Exhibit 8.1

___________ _______, 2007

Board of Directors

Apple REIT Eight, Inc.

814 East Main Street

Richmond, Virginia 23219

Dear Members of the Board of Directors:

We have acted as counsel to Apple REIT Eight, Inc. (the “Company”), a Virginia corporation, in connection with the preparation of a registration statement on Form S-11 (the “Registration Statement”) to which this opinion is being filed as an exhibit. The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register under the Act 91,125,541 Units, each Unit consisting of one common share and one series A preferred share of the Company.

We understand and assume that the Company will properly and timely elect to be treated as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with its taxable year ended December 31, [2007]. The Company’s initial and continuing qualification as a REIT depends upon the satisfaction of various requirements under the Internal Revenue Code of 1986, as amended (the “Code”). The satisfaction of those requirements generally will be within the control of the Company’s Board of Directors and the Advisor (as defined below), which has been engaged to conduct the affairs of the Company under the supervision of the Board of Directors.

This opinion is conditioned upon the accuracy and completeness of certain representations as to factual matters made in that certain REIT Certification executed by an officer of the Company on behalf of the Company and, to the extent relevant, each of its subsidiaries (the “Officer’s Certificate”), which we have neither investigated nor verified. In rendering our opinion, further, we have relied, with your consent, upon the following assumptions: (1) that the Officer’s Certificate is true, correct and complete; (2) that the factual information contained in the Registration Statement and the Prospectus included therein (the “Prospectus”) is true, correct and complete; (3) that no actions inconsistent with the Officer’s Certificate have been or will be taken; (4) that all representations made in the Officer’s Certificate “to the best knowledge of” the signatory or with similar qualification and all representations expressed in terms of “expects” or anticipates” are and will be true, correct and complete as if made without such qualification; (5) that all representations made in the Officer’s Certificate with respect to which it is stated that the Company “will take all measures within its control” will be true, correct and complete as if such measures were fully effective at the time such measures must be effective for the Company to conform to the requirements for qualification, operation and taxation as a REIT; (6) that the Company will not take any action or fail to take any action that would affect its qualification as a REIT for any taxable year; (7) that there are no agreements or documents other than those referenced in the following paragraph that are relevant to this opinion; and (8) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all records made available to us.

___________ _______, 2007

We have reviewed and, with your consent, relied upon originals or copies of (i) the Articles of Incorporation, Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Officer’s Certificate, (iv) the Registration Statement and the Prospectus, and (v) the form of Advisory Agreement between the Company and Apple Eight Advisors, Inc., a Virginia corporation (the “Advisor”), included in the Registration Statement as an exhibit. In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinion set forth below.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties or assumptions (including, without limitation, those set forth in the Officer’s Certificate) or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding this opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is therefore given, that the Internal Revenue Service will not take a contrary position to that reflected in our opinion or that our opinion will be upheld by the courts if challenged by the IRS.

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Commencing with its taxable year ended December 31, [2007], the Company is organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operations described in the Prospectus and the Officer’s Certificate will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code; and

2. The legal statements and legal conclusions contained in the Prospectus under the caption “Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered.

This opinion is limited to the two conclusions expressly stated herein and speaks as of the date hereof.

Any variation or difference in the facts from those set forth in the Officer’s Certificate or the other representations and assumptions described above may affect the conclusions stated herein. With respect to our opinion contained in paragraph 1 above, you should note that qualification of the Company as a REIT will depend, in significant part, upon the Company’s ability, through its actual operations, to meet the qualification tests as described in the Prospectus. The Company’s ability to satisfy such tests may be affected by, inter alia, the Company’s actual annual operating results, distribution levels, diversity of stock ownership, and changes in the Company’s method of operation. We will not review or monitor the Company’s compliance with these qualification tests or the Company’s operations. Therefore, no prediction as to the Company’s future compliance with such tests is implied by our opinion.

The foregoing opinion is based solely on the provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the IRS (including its practices and policies as reflected in private letter rulings, which are not binding on the IRS except with respect to the taxpayers that receive them), and such other authorities as we have considered relevant, all as of the date hereof. These provisions and interpretations are subject to changes, which changes may apply retroactively and which might affect the conclusions stated herein.

___________ _______, 2007

This opinion neither relates nor purports to cover the laws, regulations or other legal authorities of (i) the United States, except those related to United States federal income taxes, (ii) any state or locality of the United States, or (iii) any foreign governmental authority, whether relating to taxation or otherwise. Further, we express no opinion concerning any United States federal income tax matters other than as specifically set forth herein.

This opinion is furnished to you in connection with the Registration Statement. We hereby consent to the reference to our firm under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This opinion supersedes all prior drafts or versions hereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

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